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                                                                     EXHIBIT 15

                          Accountants' Acknowledgment

Venator Group, Inc.
New York, New York

Board of Directors:

Re:     Registration Statements Numbers 33-10783, 33-91888, 33-91886, 33-97832,
        333-07215, 333-21131, 333-62425, 333-33120, 333-41056 and 333-41058 on
        Form S-8 and Numbers 33-43334 and 33-86300 on Form S-3

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated August 17, 2000 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.





/s/ KPMG LLP
New York, New York
September 7, 2000